UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 6, 2012

Dominion Resources, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	001-08489 (Commission File Number)	54-1229715 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On September 6, 2012, Dominion Resources, Inc. (“Dominion”) announced its decision to market the following merchant generation facilities for sale:

•	Brayton Point Power Station, a 1,543 megawatt power station in Somerset, Massachusetts, with three coal-fired units and one unit fired by oil or natural gas;

•	Kincaid Power Station, a 1,158 megawatt power station in Kincaid, Illinois, with two 579 megawatt coal-fired units; and

•	Elwood Power Station, a 1,350 megawatt power station outside of Chicago, Illinois with nine 150-megawatt natural gas-fired combustion turbines. Dominion is selling its 50% interest in Elwood.

The sales are expected to be completed in the first half of 2013.

The information set forth in this Current Report on Form 8-K includes certain “forward-looking information”, including our expectations regarding the completion and timing of the sales of the merchant generation facilities listed above. Although Dominion believes that the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks and uncertainties, and these uncertainties may prove to be incorrect. Dominion’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors that are difficult to predict, involve uncertainties and are often beyond our ability to control or estimate precisely, such as receipt of approvals for and timing of closing dates for acquisitions and divestitures.  We have identified and will in the future identify a number of generally applicable factors in our SEC Reports on Forms 10-K and 10-Q. We refer you to those discussions for further information.  Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ Carter M. Reid
Carter M. Reid Vice President, General Counsel, Chief Compliance Officer & Corporate Secretary

Date:  September 6, 2012